THIS AGREEMENT is made the 27th day of November 2013

BETWEEN:	Capital Award Inc. (Company #33,562), a company incorporated in Belize City, Belize, Central America with its business office at Room 3801, Block A, China shine Plaza, No. 9, Linhexin Road, Tianhe District, Guangzhou City 510610, China, (“the Company”) of the first part

AND:	The party referred to in Schedule 1 (“the Licensee”) of the second part

RECITALS

A.	The Company is entitled to use and licence other users of the secrets, copyrights, processes, know-how or other intellectual property associated with “A Power” re-circulated aquaculture systems.

B.	The Company has agreed to grant to the Licensee a licence to use and exploit the intellectual property in the manner referred to in this Agreement.

NOW THE PARTIES HERETO AGREE as follows:

1.	Interpretation

(1)	In this Agreement the following definitions shall apply:

“Commencement Date” means the date on which this Agreement is fully executed;

“A Power Module” means an engineered, self-contained, water treatment system for the growing of aquatic animals on a commercial scale.

It consists of a Grow-out Basin and a Treatment Stack placed within the centre of the Basin. The Basin holds the water in which the animals are to be grown. The Treatment chamber is fitted within the Basin fully submerged in the water.

From the beginning chain to the ending position of the Treatment chamber is made up of; inlet screens, an un-dissolved solids separator, aeration diffusers, Bio-filter, outlet and inner screens, an un-dissolved solids airlift pump, a solids removal filter, diseases eliminating chamber, disinfectant filtration chamber and a degassing system. The Grow-Out Basin and all Treatment Chamber components are designed and manufactured specifically as per A Power’s designs and specifications. The combination of these components assembled within the Basin confines and operated specifically to grow aquatic animals is defined as the A Power Module (APM).

“Intellectual Property” includes but is not limited to the technology, copyrights, processes, know-how, designs, operations manuals, specifications of equipment and descriptions of operating principles and technology or other like rights particulars of which are in Schedule 2;

“Manufacture” includes construct, assemble, produce or otherwise prepare for commercial use or exploitation;

“Processes” includes technologies, products, devices, processes or techniques;

“Product” means the products and/or processes set forth in Schedule 3 which incorporate the use of the Intellectual Property;

“Project” means the aquaculture development set forth in Schedule 4.

(2)	A reference to persons shall include corporations; words including singular number shall include plural number and vice versa; words including a gender shall include all other genders.

(3)	A reference in this Agreement to a statute or a section of a statute includes all amendments to that statute or section passed in substitution for incorporating any of its provisions.

(4)	Except for the purpose of identification headings and underlinings have been inserted in this Agreement for the purpose of guidance only and shall not be part of this Agreement.

(5)	The Recitals shall form part of this Agreement.

2.	Commencement and Term

This Agreement shall commence on the Commencement Date and continue subject to rights of early termination at clause 7 for the respective terms stipulated in Schedule 5.

3.	Licence

(1)	The Company hereby grants to the Licensee a licence, with no right to sub-licence the Intellectual Property, to make, have made or use within the project for the term of this Agreement.

(2)	The Company will furnish the Intellectual Property to the Licensee for the purpose of this Agreement in the manner and stipulated in Schedule 6.

(3)	The Licensee will not use the Intellectual Property to manufacture, have made, use or market any product in any location other than that referred to in the project nor will it use the Intellectual Property for any purpose other than that permitted by the Company under clause 3(1).

(4)	Where the Company has indicated to the Licensee that the whole or any part or parts of the Intellectual Property comprises confidential material the Licensee will not at any time during the term of this Agreement or after its termination or expiration disclose such confidential material to any person or corporation without first obtaining the written consent of the Company and the Licensee will take such steps as may be necessary to ensure that any of its servants or agents do not disclose such confidential material.

4.	Licence Fees

(1)	During the term of this Agreement the Licensee shall pay to the Company the Licence Fee as calculated pursuant to Schedule 7.

(2)	The Licensee shall notify the Company of the number of Products manufactured and/or sold during the relevant period, and such notification shall be made at 6-month intervals commencing from the date the Product first installed, manufactured or sold in the Project and shall, if required by the Company, be certified as correct by a person approved by the Company for this purpose.

5.	Maintenance and Inspection of Records

(1)	The Licensee shall maintain accurate records of the manufacture and sale of the product and any other information reasonably required by the Company relevant to the product manufactured and sold.

(2)	The Licensee shall permit a person authorised by the Company from time to time during ordinary business hour to inspect and verify all or any records required to be maintained by the Licensee under this clause and the Licensee shall give all assistance necessary to such person so authorised by the Company to carry out such inspection and verification and permit such person to take copies of any such records.

6.	Infringement

(1)	In the event the Licensee learns of any infringement or threatened infringement of any of the Intellectual Property rights licensed under this Agreement or any common law passing-off by reason of imitation of get-up or otherwise or that any third party alleges or claims that any of the trademarks licensed as Intellectual Property in this Agreement are liable to cause deception or confusion to the public, the Licensee shall immediately notify the Company in writing giving particulars of the infringement and the Company shall then seek the opinion of senior counsel practising in the relevant part of the territory in the law in respect of industrial property rights as to the prospects of success of an action against the infringer(s) and unless such senior counsel advises there is little prospect of success in the action, the Company will promptly institute and prosecute an action against the infringement.

(2)	The proceeds from any judgment or settlement made by the Company in any action brought by it under clause 6(1) shall be used to pay the Company’s costs and expenses in prosecuting the action and the remainder of the proceeds shall be shared by the Company and the Licensee equally.

(3)	The Licensee and the Company shall each execute all documents and do all things reasonably necessary to aid and cooperate in the prosecution of any such actions brought under clause 6(2).

7.	Termination

(1)	This Agreement may be terminated forthwith by either party by written notice to the other party if the other party commits any breach of any provision of this Agreement and has failed to remedy such breach within thirty (30) days of receipt of written notice requiring it to do so.

(2)	The Company may by notice in writing terminate this Agreement in any of the following circumstances:

(a)	the making or filing of an application to wind up the Licensee (otherwise than for the purpose of reconstruction or amalgamation) under any law or government regulation relating to bankruptcy or insolvency;

(b)	the appointment of a receiver for all or substantially all of the property of the Licensee;

(c)	the making by the Licensee of any assignment or attempted assignment for the benefit of its creditors;

(d)	the institution by the Licensee of any proceedings for the liquidation or winding up of its business; or

(3)	Any termination of this Agreement pursuant to clause 7(1) or 7(2) shall be without prejudice to the rights of the party terminating to seek and obtain damages for any breach of this Agreement by the other party.

8.	Effect of Termination

(1)	On early termination of this Agreement the Licensee shall deliver to the Company all documents and other materials (including all copies) in its possession relating to the Intellectual Property and will do such further things as may be reasonably required by the Company to protect its right, title and interest in the Intellectual Property PROVIDED THAT in the event of early termination the Licensor retains the right to continue the supply of the Intellectual Property until the completion of the project.

(2)	On the early termination of this Agreement all licence fees previously paid shall remain the property of the Company and the Licensee shall make no claim in respect of them and the Licensee shall further pay to the Company any licence fee accrued debt but unpaid as at the date of the termination.

9.	Secrecy Obligation

(1)	The Licensee shall:

(a)	keep confidential all information and technical data disclosed by the Company to the Licensee PROVIDED THAT the Licensee shall have the right to disclose such information to its employees insofar as it is necessary for them to know the information for the use of the licences granted herein; and

(b)	not use any of the Company’s disclosures or other information or technical data except for the purposes of the licences granted herein and on the terms of this Agreement.

(2)	Notwithstanding the provisions of clause 9(1) the Licensee may disclose information if and to the extent that such disclosure is forced by laws, regulations or orders.

10.	Company’s Warranties

(1)	The Company hereby warrants that the use of any or all of the Intellectual Property according to the terms and conditions of this Agreement will not result in the infringements of proprietary rights of third parties.

(2)	The Company will indemnify and at all times hereafter hold the Licensee fully and effectively indemnified against any losses, costs, actions, claims, demands, expense, judgments, court orders or other liabilities arising directly or indirectly out of or in connection with any claim made or threatened, whether by legal proceedings or otherwise, against the Licensee by a third party on the ground that by virtue of rights to which such third party lays claim, under letters, patent or copyright (whether registered as a design or not) or any other similar right or claim including (but without limitation) rights arising from the disclosure under cover of confidence, such third party is entitled to prevent or interfere with the free use of any or all of the Intellectual Property by the Licensee pursuant to this Agreement AND so that this indemnity will further extend to any claim against the Licensee by its customers in respect of any similar loss or injury and court fees and expenses of damages and costs and loss or injury suffered by compliance with an injunction ordered on the part of such customers.

11.	Licensee’s Indemnity

(1)	The Licensee shall promptly advise the Company in writing of any actions, suits, claims, demands, proceedings, losses, damages, compensation, sums of money, costs, charges and expenses which may be brought or claimed against the Licensee or the Company or in respect of which the Licensee or the Company may become liable arising out of the promotion, sale, supply or other use of the product by the Licensee, its servants or agents.

(2)	The Licensee hereby indemnifies and agrees to keep the Company indemnified against any actions, suits, claims, demands, proceedings, losses, damages, compensation, sums of money, costs (including solicitor and client costs), charges and expenses arising out of the promotion, sale, supply or other use of the product by the Licensee, its servants or agents. The defence of any litigation to which the clause applies shall be under the control of the Licensee, its solicitors and counsel and all legal costs and expenses of any such litigation shall be borne by the Licensee and the Company, its solicitors and counsel may participate in such litigation at the expense of the Company.

12.	Special Conditions

The Licensee agrees to comply with the special conditions (if any) set out in Schedule 8.

13.	General

(1)	Waiver: Any waiver or forbearance in regard to the performance of this Agreement shall operate only if in writing and shall apply only to the specified instance and shall not affect the existence and continued applicability of the terms of it thereafter.

(2)	Entire Agreement: This Agreement embodies all the terms binding between the parties and replaces all previous representations or proposals not embodied herein.

(3)	Assignment:

(a)	the Licensee shall not assign all or any of its rights hereunder without the prior written consent of the Company, which consent the Company may grant or not in its absolute discretion;

(b)	the Company may at its discretion assign all or any of its rights hereunder.

(4)	Applicable law: This Agreement shall be read and construed according to the laws of Hong Kong China and the parties submit to the jurisdiction of that of Hong Kong.

(5)	Amendments: This Agreement may not be varied except in writing signed by the parties.

(6)	Severability: If any provision of this Agreement is held by a court to be unlawful, invalid unenforceable or in conflict with any rule of law, statute, ordinance or regulation the validity and enforceability of the remaining provisions shall not be thereby affected.

(7)	Notices: All notices shall be in writing and shall be given by any one of the following means:

(a)	by delivering it to the address of the party on a business day during normal business hours;

(b)	by sending it to the address of the party by pre-paid airmail post or if airmail post is not available by ordinary post; or

(c)	by sending it by telex or facsimile transmission to the telex number or facsimile of the party and on the next business day giving it by either of the means set forth in sub-paragraph (a) or (b) above.

(8)	A notice shall be deemed to be given and received:

(a)	if given in accordance with clause 13(7)(a) on the next business day after the day of delivery in the place of delivery;

(b)	if given in accordance with clause 13(7)(b) five (5) clear business days after the day of posting in the place of delivery;

(c)	if given in accordance with clause 13(7)(c) on the next business day after transmission in the place of delivery.

(9)	The address, telex, email and facsimile numbers referred to in clause 13(7) shall in the absence of notices to the contrary be as set out below:

THE COMPANY:

Address:	Room 3801, Block A, Chinashine Plaza, No. 9, Linhexi Rd. Tianhe District, Guangzhou City, 510610, China
Email	info@sinoagrofood.com
Facsimile:	(86)20-22057863

THE LICENSEE:

Address:	Room 1613, 16/F, Tai Yau building, 181 Johnston Road, Wanchi, Hong Kong
Email:	fxj.godl8@163.com
Facsimile:	(852) 28156319

(10)	Further Agreements: Each party shall execute such agreements, deeds and documents and do or cause to be executed or done all such acts and things as shall be necessary to give effect to this Agreement.

(11)	Charges: All stamp duties and governmental charges arising out of or incidental to this Agreement shall be the responsibility of any payable by the Licensee.

IN WITNESS WHEREOF the parties have executed this Agreement the day and year first above written.

THE COMMON SEAL of	)
CAPITAL AWARD INC	)
(Company#33562))
was hereunto affixed with due	)
authority and in the presence of	)
)

.........................................................

Signature of sole Director and I have witnessed the seal in

Company Secretary the capacity of Director

Solomon Lee

Name of Director

SIGNED for and on behalf of	)
THE LICENSEE in the presence of:	)
)
) ...........................................................
)

….......................................................

SCHEDULE 1

The Licensee Glory Ocean Development Limited, a private limited company incorporated under the laws of Hong Kong China.

Registered office: Room 1613, 16th Floor, Tai Yau Building, 181, Johnston Road, Wanchai, Hong Kong.

SCHEDULE 2

The Intellectual Property	(a)	the A Power Module

(b)	the A Power grow-out basin

(c)	the A Power treatment chamber

(d)	the A Power farm management systems and procedures

SCHEDULE 3

The Product	(a)	the A Power grow-out basin

(b)	the A Power treatment chamber

(c)	the A Power operations and treatment instructions

(d)	the solid waste filter

(e)	the bio-filter

(f)	the airlift pump

(g)	the air diffuser assembly and components

(h)	the disease treatment chamber

(i)	the disinfectant chamber

SCHEDULE 4

The Project	(a)	Project Name: Zhangshen City prawn farming development of 8,000 mu (or New Prawn Project Zhongshen)

(b)	Location: The lands of 8,000 mu located on the Zhongshen City, Heng Men Ken District marked from E009 to E057.

(c)	Total number of A Power Modules licensed: up to 10,000 APM as may be constructed in phases of development by the Licensee in the Project.

SCHEDULE 5

Term	The Agreement terminates when the Licensee and the Company mutually agree that the Project has been completed.

SCHEDULE 6

Manner in which the intellectual The Intellectual Property provided under property is to be supplied the Licence will be provided as:

(a)	promotion videos;
(b)	design specifications
(c)	construction drawings
(d)	operation and service instructions
(e)	products forming part of the A Power Module

SCHEDULE 7

Licencefees	The fee for the A Power license is calculated at US$25,000 per APM times number of APMs that will be constructed in each phase of development of the project payable by the Licensee in the following procedures and phases:-

(a)	The Initial Payment per phase of development:

10% deposit shall be paid by the Licensee within 60 days from the invoice date issued by the Company in accordance with Licensee’s purchase order.

(b)	The Second payment per phase of development::

25% of the invoiced amount shall be paid by the Licensee within 60 days from the date of the invoice.

(c)	The Third Payment per phase of development:

55% of the invoiced amount shall be paid by the Licensee within 60 days from the date the Company’s certified installation contractors certify the completion of installation of the product purchased by the Licensee under Schedule 7 (b) hereof.

(d)	The final Payment per phase of development: Balance of 10% shall be paid by the Licensee upon completion of the phase’s development.

SCHEDULE 8

Special Conditions	(a)	all Products must be purchased from suppliers approved by the Company;

(b)	all assembly, construction, starting and testing of the A Power Modules must be carried out by the Company’s certified installation contractors

(c)	The intellectual property shall not be provided to the Licensee until the Licensee has complied with the provisions of Schedule 7 (a) herein.

(e)	Upon compliance by the Licensee of the provision of clause 4 herein, the Licensee shall be entitled to issue for and on behalf of the Company to any third party, who purchases the Product for its intended use, a certificate of eligibility to use the Product installed in the Project and purchased by the said third party.